Exhibit 99.1
Argonaut Group, Inc. and PXRE Group Ltd. to Merge, New Entity Will Be Named Argo Group
SAN ANTONIO & HAMILTON, Bermuda—(BUSINESS WIRE)—March 14, 2007—Argonaut Group, Inc. {NasdaqGS: AGII), a specialty underwriter, and PXRE Group Ltd. (NYSE:PXT), a Bermuda-based property reinsurer, announced today they have signed a definitive merger agreement and that the combined entity will do business as Argo Group International Holdings Limited (“Argo Group”). Argo Group will become the Bermuda holding company for PXRE’s existing insurance subsidiaries, Argonaut Group’s U.S. operations, and a newly formed Bermuda reinsurer named Peleus Reinsurance Ltd. Argo Group will trade on The NASDAQ Stock Market under Argonaut Group Inc.’s existing ticker symbol AGII.
Mark E. Watson III, president and chief executive officer of Argonaut Group, Inc., will become the president and chief executive officer of Argo Group, subject to obtaining Bermuda regulatory approval. The Board of Directors for Argo Group will consist of the nine directors currently serving for Argonaut Group, Inc. and four directors from PXRE Group, Ltd., with a chairman elected from the resulting 13-member group.
Mark E. Watson III, commenting on the transaction, said, “Argonaut Group’s merger with PXRE is a natural progression in our long-term strategy as a growing specialty underwriter. With combined assets exceeding $5 billion and shareholder’s equity of approximately $1.3 billion, plus operations based in Bermuda, the United States and Europe, we believe Argo Group will be well positioned to develop and grow a sustainable and profitable global business platform. We view this transaction as a solid investment consistent with our goal of securing the future for our shareholders and clients.”
Jeffrey Radke, president and chief executive officer of PXRE Group Ltd., said, “Today’s announcement represents the successful conclusion of the strategic review initiated by PXRE last year. After extensive evaluation of numerous alternatives by a special committee of PXRE’s Board of Directors, it became clear that the best opportunity to maximize the value of PXRE’s existing franchise for its shareholders was through a combination with an established and well diversified property and casualty company such as Argonaut Group. With its financial strength and specialty focus, the new Argo Group will be able to leverage PXRE’s substantial assets, international platform and reinsurance capabilities to their fullest on behalf of its newly expanded shareholder base.”
PXRE’s newly formed Class 3 Bermuda subsidiary, Peleus Reinsurance Ltd., (“Peleus Re”) will serve as the specialty reinsurance platform for Argo Group and will be licensed to write business in Bermuda. Barbara C. Bufkin will be leaving her position as senior vice president, Corporate Business Development for Argonaut Group, Inc., to become the president of Peleus Re (subject to obtaining Bermuda regulatory approval). Peleus Re is expected to be assigned a rating by A.M. Best in the near future.
The Board of Directors of each company has unanimously approved the definitive merger agreement. Under terms of the merger agreement, holders of Argonaut Group, Inc. common stock will receive 6.4672 shares of Argo Group (f/k/a PXRE Group, Ltd.) common stock in exchange for each share of Argonaut Group, Inc. common stock. The exchange ratio is subject to various adjustments pursuant to the terms of the merger agreement. Upon closing of the transaction, approximately 73% of Argo Group’s outstanding common stock will be owned by former holders of Argonaut Group, Inc. common stock and approximately 27% will be owned by former holders of PXRE Group’s common stock and convertible voting preferred shares. Additionally, prior to the closing of the transaction, Argonaut Group, Inc. expects to pay a dividend of approximately $60 million to its common shareholders.

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In connection with the merger, the holders of PXRE’s outstanding convertible voting preferred shares and convertible common shares have agreed to convert such shares into common shares immediately prior to the closing of the transaction and to vote in favor of the transaction. In consideration of their consent to the transaction, agreement to convert and to surrender their contractual rights and protections including their receipt of dividends, PXRE has agreed to reduce the conversion price of the convertible voting preferred shares from $11.28 to $6.24, which will result in the issuance of 9.32 million PXRE common shares upon conversion.
Completion of the transaction is contingent upon customary closing conditions, including the approvals of the common shareholders of PXRE and the common shareholders of Argonaut Group, Inc., as well as various regulatory approvals and notices. The transaction is expected to close by the end of the third quarter of 2007.
Argonaut Group, Inc. and PXRE Group Ltd. will conduct a joint investor conference call to discuss the merger at 9:00 a.m. ET on Thursday, March 15, 2007. The conference call can be accessed by visiting the investor relations section of Argonaut Group’s Web page, which can be found at www.argonautgroup.com, or PXRE Group’s Web page, which can be found at www.pxre.com, or by telephone toll free at 800-659-2037, passcode 60496582. The international dial-in number for the conference call is 617-614-2713, passcode 60496582. A webcast replay of the conference call will be available approximately one hour after the call’s completion on Argonaut Group’s investor relations Web page, or by telephone toll free at 888-286-8010, passcode 56228008. If calling from abroad, please access the conference call replay by dialing 617-801-6888, passcode 56228008.
Argonaut Group’s Board of Directors was advised by Bear, Stearns & Co. Inc., Friedman, Billings, Ramsey & Co., Inc., and LeBoeuf, Lamb, Greene & MacRae LLP. The special committee of PXRE’s Board of Directors was advised by Keefe, Bruyette & Woods, Inc. and Dewey Ballantine LLP. PXRE was advised by Sidley Austin LLP.
About Argonaut Group, Inc.
Headquartered in San Antonio, Argonaut Group, Inc. (NasdaqGS: AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market, with $3.7 billion in assets. Argonaut Group offers a full line of high quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and Public Entity. Members of Argonaut Group include Colony, Argonaut Specialty, Rockwood, Great Central, Grocers Insurance, Trident, and Argonaut Insurance. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.
About PXRE Group Ltd.
PXRE — with operations in Bermuda, Europe and the United States — provides reinsurance products and services to a worldwide marketplace. PXRE’s primary focus is providing property catastrophe reinsurance and retrocessional coverage. PXRE also provides marine, aviation and aerospace products and services. PXRE’s common shares trade on the New York Stock Exchange under the symbol “PXT.”
Forward Looking Statements
Discussions made in this press release that are not statements of historical fact (including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” and “plan”) are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Argonaut and PXRE, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and

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other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Argonaut or PXRE to approve the transaction; the risk that the businesses will not be integrated successfully; competition and its effect on pricing; legislative and regulatory changes affecting the operations of PXRE or Argonaut; change to the United States tax code; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Argonaut’s and PXRE’s operating subsidiaries and unfavorable changes in economic and business conditions. Additional factors that may affect future results are contained in Argonaut’s and PXRE’s filings with the SEC, which are available at the SEC’s website http://www.sec.gov. Argonaut and PXRE disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.
Additional Information
The proposed merger will be submitted to shareholders of PXRE and Argonaut for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about PXRE and Argonaut, without charge, at the Securities Exchange Commission’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing PXRE’s website (http://www.PXRE.com) or Argonaut’s website (http://www.argonautgroup.com). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Mary Scavarda, Argonaut Group, Inc., 10101 Reunion Place, Suite 500, San Antonio, TX 78216, or Jamie Tully of Sard Verbinnen, 630 Third Avenue, New York, NY 10017.
CONTACT: Argonaut Group, Inc., San Antonio
Mark W. Haushill, 210-321-8400
Senior Vice President and Chief Financial Officer
or
Sard Verbinnen & Co
Media Contact:
Jamie Tully / Lesley Bogdanow, 212-687-8080
or
PXRE Group Ltd.
Robert P. Myron, 441-296-5858
Chief Financial Officer
SOURCE: Argonaut Group, Inc.